Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

The Board of Directors

ORIC Pharmaceuticals, Inc.:

We consent to the use of our report dated March 23, 2021, incorporated by reference herein and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ KPMG LLP

San Diego, California

May 6, 2021